                      FORM OF MONTHLY REPORT TO NOTEHOLDERS

             FIRST NATIONAL MASTER NOTE TRUST SERIES 2002-1 & 2003-1

                      MONTHLY PERIOD ENDING: JULY 31, 2003

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 (the "Indenture"), by and between Issuer and the Indenture Trustee, and acknowledged by Transferor and Servicer, as supplemented by the Series 2002-1 and 2003-1 Indenture Supplements, dated as of October 24, 2002, by and between Issuer and Indenture Trustee, and acknowledged by Transferor and Servicer (the "Supplement"). Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the August 15, 2003 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                                 None

(f) To the knowledge of the undersigned, no Series 2002-1 or 2003-1 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                                 None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

A. INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES


   1. Principal Receivables                                                2002-1                      2003-1
      (a) Beginning of Monthly Period Principal Receivables        $    2,341,374,395.66       $    2,341,374,395.66
      (b) End of Monthly Period Principal Receivables              $    2,335,125,353.60       $    2,335,125,353.60
      (c) Average Principal Receivables                            $    2,338,249,874.63       $    2,338,249,874.63

   2. End of Monthly Period Trust Receivables                      $    2,387,191,857.44       $    2,387,191,857.44
   3. Delinquent Balances

              Delinquency              Aggregate Account           Percentage of
               Category                     Balance               Total Receivables
           --------------------------------------------------------------------------------

           (a)  30 to 59 days          $  36,888,565.94                1.55%

      (b)  60 to 89 days          $  27,186,701.67                1.14%
      (c)  90 to 119 days         $  22,815,258.45                0.96%
      (d)  120 to 149 days        $  19,081,606.03                0.80%
      (e)  150 or more days       $  16,098,464.35                0.67%
                Total:            $ 122,070,596.44                5.11%

   4. Aggregate amount of Collections
      (a) Total Collections                                                             $ 290,103,507.96      $ 290,103,507.96
      (b) Total Collections of Principal Receivables                                    $ 261,507,205.87      $ 261,507,205.87
      (c) Total Collections of Finance Charge Receivables                               $  28,596,302.09      $  28,596,302.09
      (d) Aggregate Allocation Percentages for Outstanding Series                                  88.00%                88.00%
      (e) Aggregate Allocation Percentage of Collections of Principal
      Receivables                                                                                  88.00%                88.00%

      (f) Aggregate Allocation Percentage of Collections of Finance Charge
      Receivables                                                                                  88.00%                88.00%

   5. Aggregate amount of Principal Receivables in Accounts which became
   Defaulted Accounts during the Monthly Period                                         $  15,083,434.52      $  15,083,434.52

   6. Calculation of Interchange allocable to the Issuer for the Monthly
   Period

      (a) Sales net of cash advances during the Monthly Period on all FNBO
      MasterCard and VISA accounts                                                      $ 403,188,669.84      $ 403,188,669.84

      (b) Sales net of cash advances during the Monthly Period on Accounts
      designated to the Receivables Trust                                               $ 235,750,580.21      $ 235,750,580.21

      (c) Total amount of Interchange paid or payable to FNBO with respect to
      the Monthly Period                                                                $   7,133,461.00      $   7,133,461.00

      (d) Amount of Interchange allocable to the Receivables Trustee with
      respect to the Monthly Period ([c] multiplied by [b/a])                           $   4,171,043.72      $   4,171,043.72

      (e) Servicer Interchange amount (1% of Collateral Amount at end of
      prior Monthly Period)                                                             $     339,726.03      $     424,657.53

      (f) Adjustment of Noteholder Servicing Fee (excess of (e) over (d))               $           0.00      $           0.00

   7. The aggregate amount of Collections of Finance Charge Receivables for the Receivables Trust for the Monthly Period
      (a) Interchange                                                                   $   4,171,043.72      $   4,171,043.72
      (b) Recoveries                                                                    $     965,261.65      $     965,261.65
      (c) Finance Charges and Fees                                                      $  28,596,302.09      $  28,596,302.09
      (d) Discount Receivables                                                          $           0.00      $           0.00
                                                                                        --------------------------------------
            Total                                                                       $  33,732,607.46      $  33,732,607.46

   8. Aggregate Uncovered Dilution Amount for the Monthly Period                        $           0.00      $           0.00

B. INFORMATION REGARDING THE SERIES 2002-1 AND 2003-1 NOTES

   1. Collateral Amount at the close of business on the prior Distribution Date         $ 400,000,000.00      $ 500,000,000.00
      (a) Reductions due to Investor Charge-Offs (including Uncovered Dilution
      Amounts) to be made on the related Distribution Date                              $           0.00      $           0.00
      (b) Reimbursements to be made on the related Distribution Date from
      Available Finance Charge Collections                                              $           0.00      $           0.00
      (c) Collateral Amount at the close of business on the Distribution Date           $ 400,000,000.00      $ 500,000,000.00

   2. Note Principal Balance at the close of business on the Distribution Date during the Monthly Period
      (a) Class A Note Principal Balance                                                $ 332,000,000.00      $ 415,000,000.00
      (b) Class B Note Principal Balance                                                $  31,000,000.00      $  38,750,000.00

      (c) Class C Note Principal Balance                                                $  37,000,000.00      $  46,250,000.00
            Total Note Principal Balance                                                $ 400,000,000.00      $ 500,000,000.00

   3. Allocation Percentages for the Monthly Period
      (a) Principal Collections                                                                    17.08%                21.36%
      (b) Finance Charge Collections                                                               17.08%                21.36%
      (c) Default Amounts                                                                          17.08%                21.36%

   4. Investor Principal Collections processed during the Monthly Period and
   allocated to the Series                                                              $  44,675,891.05      $  55,844,863.81

   5. Excess Principal Collections available from other Group I Series allocated
   to the Series                                                                        $           0.00      $           0.00

   6. Aggregate amounts treated as Available Principal Collections pursuant to
   subsections 4.04(a)(v) and (vi) of the related Indenture Supplement                  $   2,576,250.62      $   3,220,313.27

   7. Reallocated Principal Collections (up to the Monthly Principal
   Reallocation Amount) applied pursuant to Section 4.06 of the related
   Indenture Supplement                                                                 $           0.00      $           0.00

   8. AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                                         $  47,252,141.67      $  59,065,177.08

   9. Principal Accumulation Investment Proceeds                                        $           0.00      $           0.00

   10. Investor Finance Charge Collections (including Interchange and
   Recoveries) processed during the Monthly Period                                      $   5,762,878.66      $   7,203,598.32

   11. Excess Finance Charge Collections from Group I allocated to the Series           $           0.00      $           0.00

   12. Reserve Account withdrawals pursuant to Section 4.10(b) or (d) of the
   related Indenture Supplement                                                         $           0.00      $           0.00

   13. Excess amounts from Spread Account to be treated as Available Finance
   Charge Collections pursuant to Section 4.12(g) of the related Indenture
   Supplement                                                                           $           0.00      $           0.00

   14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)                             $   5,762,878.66      $   7,203,598.32

   15. Distributions of principal and interest to Noteholders on the
   Distribution Date:
      (a) Class A Noteholders                                                           $     347,892.47      $     431,291.98
      (b) Class B Noteholders                                                           $      40,225.32      $      89,125.00
      (c) Class C Noteholders                                                           $      70,950.87      $     107,805.26

   16. Distributions of principal to Noteholders on the Distribution Date:
      (a) Class A Noteholders                                                           $           0.00      $           0.00
      (b) Class B Noteholders                                                           $           0.00      $           0.00
      (c) Class C Noteholders                                                           $           0.00      $           0.00

   17. Distributions of interest to Noteholders on the Distribution Date:
      (a) Class A Noteholders                                                           $     347,892.47      $     431,291.98
      (b) Class B Noteholders                                                           $      40,225.32      $      89,125.00
      (c) Class C Noteholders                                                           $      70,950.87      $     107,805.26

   18. The aggregate amount of all Principal Receivables in Accounts which became Defaulted Accounts during the Monthly Period which were allocated to the Series 2002-1 and 2003-1
      (a) Default Amount                                                                $  15,083,434.52      $  15,083,434.52
      (b) Allocation Percentage (B.3.(c) above)                                                    17.08%                21.35%
                                                                                        --------------------------------------
            Total Investor Default Amount (a multiplied by b)                           $   2,576,250.62      $   3,220,313.27

   19. The aggregate amount of Uncovered Dilution Amount allocated to the Series for the Monthly Period
      (a) Dilutions not covered by Transferor                                           $           0.00      $           0.00
      (b) Series Allocation Percentage (as defined in the related Indenture
      Supplement)                                                                                  17.08%                21.35%
      (c) Total Uncovered Dilution Amount                                               $           0.00      $           0.00

   20. The aggregate amount of Investor Charge-Offs (including any Uncovered
   Dilution Amount not covered by the Transferor) for the Monthly Period                $           0.00      $           0.00

   21. Noteholder Servicing Fee for the Monthly Period payable to the Servicer
   (after adjustment for Servicer Interchange shortfall, if any)                        $     679,452.05      $     849,315.07

   22. Ratings of the Class A Notes
      Moody's                                                                           Aaa
                                                                                        ----------------
      S&P                                                                               AAA
                                                                                        ----------------
      Fitch                                                                             AAA
                                                                                        ----------------

   23. Ratings of the Class B Notes
      Moody's                                                                           A2
                                                                                        ----------------
      S&P                                                                               A2
                                                                                        ----------------
      Fitch                                                                             A+
                                                                                        ----------------

   24. Ratings of the Class C Notes
      Moody's                                                                           Baa2
                                                                                        ----------------
      S&P                                                                               BBB
                                                                                        ----------------
      Fitch                                                                             BBB
                                                                                        ----------------

   25. Note Interest Rate for the Monthly Period
      (a) Class A Note Interest Rate                                                             1.21688%              1.20688%
      (b) Class B Note Interest Rate                                                             1.50688%              1.38288%
      (c) Class C Note Interest Rate                                                             2.22688%              1.12288%

C. QUARTERLY NET YIELD
   1. Base Rate for the Monthly Period                                                              3.35%                 3.48%
   2. Portfolio Yield for the Monthly Period                                                        9.38%                 9.38%
   3. Net Yield for the Monthly Period (Portfolio Yield MINUS Base Rate)                            6.03%                 5.90%
   4. Quarterly Net Yield for the related Distribution Date                                         6.20%                 6.07%

D. INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

   1. Opening Principal Accumulation Account Balance on the Distribution Date
   for the Monthly Period                                                               $           0.00      $           0.00

   2. Controlled Deposit Amount to be deposited to the Principal Accumulation
   Account on the Distribution Date for the Monthly Period                              $           0.00      $           0.00
      (a) Controlled Accumulation Amount                                                $           0.00      $           0.00
      (b) Accumulation Shortfall                                                        $           0.00      $           0.00
      (c) Controlled Deposit Amount (a+b)                                               $           0.00      $           0.00

   3. Amounts withdrawn from the Principal Accumulation Account for distribution to Noteholders on the related Distribution Date
      (a) Distribution in reduction of the Class A Notes                                $           0.00      $           0.00
      (b) Distribution in reduction of the Class B Notes                                $           0.00      $           0.00
      (c) Distribution in reduction of the Class C Notes                                $           0.00      $           0.00

   4. Principal Accumulation Account ending balance after deposit or withdrawal on the Distribution Date for the Monthly Period
                                                                                        --------------------------------------
E. INFORMATION REGARDING THE SPREAD ACCOUNT

   1. Opening Available Spread Account Amount on the Distribution Date for the
   Monthly Period                                                                       $   2,000,000.00      $   2,500,000.00

   2. Aggregate amount required to be withdrawn pursuant to Section 4.12(c) of the related Indenture Supplement for distribution to Class C Noteholders
   pursuant to Section 4.04(a)(iv) of the related Indenture Supplement                  $           0.00      $           0.00

   3. Aggregate amount required to be withdrawn pursuant to Section 4.12(d) of the related Indenture Supplement for distribution in reduction of the Class C
   Note Principal Balance                                                               $           0.00      $           0.00

   4. Spread Account Percentage for the Distribution Date for the Monthly Period                     0.5%                  0.5%

   5. Closing Required Spread Account Amount for the Distribution Date for the
   Monthly Period                                                                       $   2,000,000.00      $   2,500,000.00

   6. Amount on deposit in Spread Account after required withdrawals on the
   Distribution Date for the Monthly Period (1-(2+3))                                   $   2,000,000.00      $   2,500,000.00

   7. Spread Account Deficiency, if any (5 MINUS 6)                                     $           0.00      $           0.00

   8. Amounts deposited pursuant to Section 4.04(a)(vii) or 4.10(e) of the
   related Indenture Supplement                                                         $           0.00      $           0.00

   9. Remaining Spread Account Deficiency, if any (7 minus 8)                           $           0.00      $           0.00

F. INFORMATION REGARDING THE RESERVE ACCOUNT

   1. Reserve Account Funding Date                                                          July 1, 2004          July 1, 2004

   2. Opening Available Reserve Account Amount on the Distribution Date for the
   Monthly Period                                                                       $           0.00      $           0.00

   3. Aggregate amount required to be withdrawn pursuant to Section 4.10(d) of the related Indenture Supplement for inclusion in Available Finance Charge
   Collections:
      (a) Covered Amount                                                                $           0.00      $           0.00
      (b) Principal Accumulation Investment Proceeds                                    $           0.00      $           0.00
      (c) Reserve Draw Amount (a MINUS b)                                               $           0.00      $           0.00

   4. Required Reserve Account Amount                                                   $           0.00      $           0.00

   5. Reserve Account Surplus (4-(2-3))                                                 $           0.00      $           0.00

G. INFORMATION REGARDING ACCUMULATION PERIOD
   (Required on and after November 2004 Distribution Date)

   1. Accumulation Period Length (months)
                                                                                        --------------------------------------

   IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of August, 2003.

                                     FIRST NATIONAL BANK OF OMAHA, Servicer

                                     By _______________________________
                                     Name:  Jean L. Koenck
                                     Title: Vice President